Exhibit 99.1

         S & K FAMOUS BRANDS REPORTS YEAR END AND FOURTH QUARTER RESULTS

Richmond, VA, March 16, 2004 -- S&K Famous Brands, Inc. (NASDAQ:SKFB;
www.skmenswear.com), today announced earnings for the year and fourth quarter ended January 31, 2004.

Net income for the fiscal year ended January 31, 2004 was $2.8 million, or $1.08 per diluted share, compared to net income of $2.7 million, or $0.94 per diluted share, in fiscal 2003. Net income for the most recent fourth quarter was $972,000, or $0.37 per diluted share, compared to net income of $1,394,000, or $0.55 per diluted share, in fiscal 2003.

Sales for the year were $176.2 million compared to $168.6 million in the prior year with comparable store sales up 3.7%. Sales for the fourth quarter were $50.7 million compared to $49.9 million in the prior year with comparable store sales down 0.2% from the prior year.

The Company also paid down $6.7 million on its long-term debt during fiscal
2004. This debt retirement will reduce on-going interest expense by approximately $180,000 annually or $0.04 per share.

Stewart M. Kasen, President and Chief Executive Officer, said, "Earnings per share increased 15% for the year, but was below our expectation due to a weak sales trend in November and an aggressive pricing strategy during the fourth quarter which put pressure on gross profit. Strong cash flow allowed us to reduce long-term debt by 60% during the year. We are encouraged with our most recent sales trend and look forward to the upcoming spring season."

Alteration revenues have historically been netted against related costs in selling, general and administrative expenses. The Company has reclassified alteration revenues and related expenses to net sales and cost of sales, respectively.

S&K Famous Brands, Inc. is a retailer of value-priced menswear operating 239 stores in 27 states reaching from the East Coast to Texas and from Maine to Florida. S&K offers a complete line of men's apparel generally priced 20-40% below department store and specialty store regular prices. For more information, go to our Web site at www.skmenswear.com.

                            (Financial Tables Follow)

Except for historical information contained herein, the statements in this release may be forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the value-priced men's apparel industry in general and in the Company's specific market area, inflation, changes in costs of goods and services and economic conditions in general and in the
Company's specific market area. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.
                                      # # #



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                                                 S & K FAMOUS BRANDS, INC.
                                                    STATEMENTS OF INCOME
                                                        (unaudited)

($ and shares in 000s)                                         Three Months Ended                    Year Ended
                                                        ---------------------------------   ------------------------------
                                                            January 31,      February 1,     January 31,     February 1,
                                                               2004             2003            2004            2003
                                                        ---------------------------------   ------------------------------
Net sales...........................................           $50,729          $49,936        $176,189        $168,617
Cost of sales.......................................            28,126           26,974          95,486          90,484
                                                        ---------------------------------   ------------------------------
Gross profit........................................            22,603           22,962          80,703          78,133
                                                        ---------------------------------   ------------------------------
Other costs and expenses:
   Selling, general and administrative..............            20,197 A         19,907          72,704 A        70,532
   Interest.........................................               101              128             458             439
   Depreciation and amortization....................               754              750           3,033           3,063
   Other income, net................................               (17)             (74)             (8)           (291)
                                                        ---------------------------------   ------------------------------

Income before income taxes..........................             1,568            2,251           4,516           4,390
Provision for income taxes..........................               596              857           1,716           1,669
                                                        ---------------------------------   ------------------------------
Net income..........................................           $   972          $ 1,394        $  2,800        $  2,721
                                                         ================================   ==============================
Diluted net earnings per share......................           $  0.37          $  0.55        $   1.08        $   0.94
                                                         ================================   ==============================

Weighted average common shares outstanding plus
   dilutive potential common shares.................             2,645            2,551           2,589           2,891
                                                         ================================   ==============================
Effective income tax rate...........................              38.0%            38.0%           38.0%           38.0%
                                                         ================================   ==============================

A   Fiscal 2004 amounts include accrual for Performance Awards of $507,000 ($314,000 after-tax or $0.12 per diluted share)
    for the year and $152,000 ($94,000 after tax or $0.04 per diluted share) for the fourth quarter.

B   Alteration revenues have historically been netted against selling, general and administrative expenses. The Company has reclassified alteration revenues and related expenses to net sales and cost of sales, respectively. Alteration revenue for the three and twelve months ended 2004 were $2,077,000 and $7,477,000, and ended 2003 were $1,745,000 and
    $6,433,000, respectively. Alteration costs for the three and twelve months ended 2004 were $1,804,000 and $6,682,000, and ended 2003 were $1,613,000 and $6,102,000, respectively.

                                            CONDENSED BALANCE SHEETS
                             (unaudited)
($ in 000s)                                                           January 31,           February 1,
                                                                         2004                  2003
                                                                   -----------------     -----------------

Assets:
    Cash and cash equivalents..............................             $ 2,384               $ 5,114
    Inventory..............................................              48,477                46,073
    Other current assets...................................               4,388                 3,839
                                                                   -----------------     -----------------
                                                                         55,249                55,026
        Total current assets...............................
    Property and equipment, net............................              15,597                16,121
    Other assets...........................................               3,994                 7,174
                                                                   -----------------     -----------------
                                                                        $74,840               $78,321

                                                                   =================     =================

Liabilities and Shareholders' Equity:
    Accounts payable.......................................             $13,663               $14,149
    Other current liabilities..............................               5,646                 6,367
                                                                   -----------------     -----------------
        Total current liabilities..........................              19,309                20,516
    Long-term debt.........................................               4,161                 9,419
    Other long-term liabilities............................               2,250                 1,690
    Deferred income taxes..................................               1,292                 1,512
    Shareholders' equity...................................              47,828                45,184
                                                                   -----------------     -----------------
                                                                        $74,840               $78,321
                                                                   =================     =================
                                                          ###
